Exhibit 99.1

Bristol Myers Squibb Reports Fourth Quarter and Full-Year Financial Results for 2025
Financial results reflect disciplined execution and focus on delivering long-term growth

•Fourth quarter revenues increased 1% to $12.5 billion; Growth Portfolio revenues increased 16% to $7.4 billion
◦GAAP EPS was $0.53 and non-GAAP EPS was $1.26; Both figures include net impact of $(0.60) due to the Acquired IPRD charges and licensing income
•Full-year revenues were $48.2 billion; Growth Portfolio revenues increased 17% to $26.4 billion
◦GAAP EPS was $3.46 and non-GAAP EPS was $6.15; Both figures include net impact of $(1.40) due to the Acquired IPRD charges and licensing income
•Provides 2026 guidance with revenues of ~$46.0 billion to $47.5 billion; Non-GAAP EPS range of $6.05 to $6.35
•Increased quarterly dividend on common stock to $0.63 per share, marking 17th consecutive annual increase
(PRINCETON, N.J., February 5, 2026) – Bristol Myers Squibb (NYSE: BMY) today reports results for the fourth quarter and full-year of 2025.

“We made significant progress in 2025, with real momentum in our Growth Portfolio and a strengthened balance sheet that provides the strategic flexibility to continue investing in growth drivers," said Christopher Boerner, Ph.D., board chair and chief executive officer, Bristol Myers Squibb. "2026 is data-rich, and we are advancing a truly differentiated pipeline with multiple pivotal readouts expected in the back half of the year. Our core business is strong and growing, and we have the potential to achieve industry-leading, sustainable growth into the 2030s and beyond."

	Fourth Quarter Results
$ in millions, except per share amounts	2025	2024	Change	Change Excl. FX**
Total Revenues	$12,502	$12,342	1%	—%
Earnings/(Loss) Per Share - GAAP*	0.53	0.04	>200%	N/A
Earnings/(Loss) Per Share - Non-GAAP*	1.26	1.67	(25)%	N/A
Acquired IPRD Charges and Licensing Income Net Impact on Earnings/(Loss) Per Share	(0.60)	0.01	N/A	N/A
*GAAP and Non-GAAP earnings/(loss) per share include the net impact of Acquired IPRD charges and licensing income.
**See "Use of Non-GAAP Financial Information".

	Full-Year Results
$ in millions, except per share amounts	2025	2024	Change	Change Excl. FX**
Total Revenues	$48,194	$48,300	—%	(1)%
Earnings/(Loss) Per Share - GAAP*	3.46	(4.41)	NM	N/A
Earnings/(Loss) Per Share - Non-GAAP*	6.15	1.15	>200%	N/A
Acquired IPRD Charges and Licensing Income Net Impact on Earnings/(Loss) Per Share	(1.40)	(6.39)	N/A	N/A
NM Not Meaningful
*GAAP and Non-GAAP earnings/(loss) per share include the net impact of Acquired IPRD charges and licensing income.
**See "Use of Non-GAAP Financial Information".

FOURTH QUARTER RESULTS
All comparisons are made versus the same period in 2024 unless otherwise stated.
•Growth Portfolio revenues of $7.4 billion increased 16%, or 15% Ex-FX. Revenue growth was primarily driven by our immuno-oncology (IO) portfolio, Camzyos, Breyanzi and Reblozyl.
•Legacy Portfolio revenues of $5.1 billion decreased 15%, or 16% Ex-FX. Demand increased for Eliquis, which was more than offset by expected continued generic impact across the remainder of the Legacy Portfolio as well as the impacts from higher U.S. government channel rebates.
•Total revenues of $12.5 billion increased 1%, or were relatively flat Ex-FX.
◦U.S. revenues were $8.6 billion.
◦International revenues were $3.9 billion.

FOURTH QUARTER PRODUCT REVENUE HIGHLIGHTS(d)

($ amounts in millions)	Quarter Ended December 31, 2025			% Change from Quarter Ended December 31, 2024			% Change from Quarter Ended December 31, 2024 Ex-FX**
	U.S.	Int'l	WW(c)	U.S.	Int'l	WW(c)	Int'l	WW(c)
Growth Portfolio
Opdivo	$1,611	$1,082	$2,693	13%	2%	9%	(2)%	7%
Opdivo Qvantig	108	25	133	N/A	N/A	N/A	N/A	N/A
Orencia	749	259	1,009	—%	3%	1%	—%	—%
Yervoy	525	284	810	23%	15%	20%	10%	18%
Reblozyl	552	114	666	24%	12%	22%	6%	21%
Breyanzi	284	107	392	37%	94%	49%	85%	47%
Opdualag	306	44	350	31%	109%	38%	98%	37%
Camzyos	286	68	353	42%	>200%	59%	>200%	57%
Zeposia	113	46	160	(2)%	9%	1%	—%	(1)%
Abecma	52	49	100	(12)%	7%	(4)%	1%	(6)%
Sotyktu	56	30	86	(13)%	71%	4%	65%	3%
Krazati	52	3	55	45%	1%	41%	(4)%	41%
Cobenfy	50	—	51	>200%	N/A	>200%	N/A	>200%
Other Growth Products(a)	212	325	537	6%	(1)%	2%	(3)%	1%
Total Growth Portfolio	4,958	2,436	7,393	19%	11%	16%	7%	15%
Legacy Portfolio
Eliquis	2,308	1,144	3,453	4%	18%	8%	9%	6%
Revlimid	508	94	602	(57)%	(45)%	(55)%	(45)%	(55)%
Pomalyst/Imnovid	624	67	692	(9)%	(51)%	(16)%	(51)%	(16)%
Sprycel	36	44	79	(74)%	(30)%	(60)%	(31)%	(60)%
Abraxane	20	64	84	(78)%	(24)%	(52)%	(23)%	(52)%
Other Legacy Products(b)	104	96	199	(13)%	(27)%	(20)%	(28)%	(21)%
Total Legacy Portfolio	3,600	1,509	5,109	(19)%	(3)%	(15)%	(8)%	(16)%
Total Revenues	$8,558	$3,944	$12,502	—%	5%	1%	—%	—%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.
(c)    Worldwide (WW) includes U.S. and International (Int'l).
(d)     For the above table and all subsequent tables, certain totals may not sum due to rounding. Percentages have been calculated using unrounded amounts.

FOURTH QUARTER COST & EXPENSES
All comparisons are made versus the same period in 2024 unless otherwise stated.
The table below presents selected line-item information.

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
($ amounts in millions)	GAAP	Specified Items**	Non-GAAP	GAAP	Specified Items**	Non-GAAP
Cost of products sold	$4,097	(589)	$3,508	$4,812	(1,600)	$3,212
Gross margin(a)	67.2%		71.9%	61.0%		74.0%
Selling, general and administrative	2,181	(93)	2,087	2,136	(31)	2,105
Research and development	2,586	(25)	2,561	3,191	(403)	2,788
Acquired IPRD	1,393	—	1,393	30	—	30
Amortization of acquired intangible assets	826	(826)	—	1,693	(1,693)	—
Other (income)/expense, net	(51)	(299)	(350)	305	(358)	(53)
Effective tax rate	26.2%	(4.1)%	22.1%	56.6%	(36.7)%	19.9%
**See "Use of Non-GAAP Financial Information" and refer to the Specified Items schedule below for further detail.
(a) Represents revenue minus cost of products sold divided by revenue.

•Gross margin increased from 61.0% to 67.2% on a GAAP basis, primarily reflecting the impact of higher impairment charges in 2024. On a non-GAAP basis, gross margin decreased from 74.0% to 71.9%, reflecting a change in product mix.
•Selling, general and administrative expenses of $2.2 billion increased 2% on a GAAP basis. Non-GAAP, selling, general and administrative expenses of $2.1 billion decreased 1%.
•Research and development expenses of $2.6 billion decreased 19% on a GAAP basis and 8% on a non-GAAP basis, primarily driven by our ongoing strategic productivity initiative. Additionally, the GAAP results reflect the impact of an IPRD impairment charge in 2024.
•Acquired IPRD charges of $1.4 billion increased from $30 million on a GAAP and non-GAAP basis, primarily driven by the acquisition of Orbital Therapeutics in 2025. Licensing income increased from $48 million to $222 million on a GAAP and non-GAAP basis.
•Amortization of acquired intangible assets of $826 million decreased 51% on a GAAP basis, primarily due to lower amortization expense related to Revlimid.
•Effective tax rate was 26.2% on a GAAP basis and 22.1% on a non-GAAP basis. The GAAP and non-GAAP effective tax rates in 2025 were impacted by the one-time, non-tax-deductible IPRD charge from the Orbital Therapeutics acquisition.
•Net income attributable to Bristol Myers Squibb of $1.1 billion, or $0.53 per share, increased from $72 million, or $0.04 per share, on a GAAP basis. On a non-GAAP basis, net income attributable to Bristol Myers Squibb of $2.6 billion, or $1.26 per share, decreased from $3.4 billion, or $1.67 per share. GAAP and non-GAAP EPS include the impacts of Acquired IPRD charges and licensing income.

PRODUCT AND PIPELINE UPDATES
Entries organized by date and inclusive of fourth quarter and recent updates.

Asset(s)	Date Announced	Milestone
Camzyos® (mavacamten)	January 12
Announced positive topline results from the Phase 3 SCOUT-HCM trial evaluating Camzyos in adolescents with symptomatic obstructive hypertrophic cardiomyopathy. The trial met its primary endpoint, and statistical significance was also met for multiple secondary endpoints. No new safety signals were reported in this new, younger population.

Opdivo® (nivolumab)	December 11
The U.S. Food and Drug Administration (FDA) granted priority review to the supplemental Biologics License Application for Opdivo in combination with doxorubicin, vinblastine and dacarbazine for adult and pediatric (12 years and older) patients with previously untreated Stage III or IV classical Hodgkin Lymphoma (cHL). The FDA assigned a Prescription Drug User Fee Act goal date of April 8, 2026.

In addition, the European Medicines Agency (EMA) validated the Type II variation application for Opdivo plus doxorubicin, vinblastine and dacarbazine for adults and adolescents (12 years of age and older) with previously untreated Stage III or IV cHL. Validation confirms the submission is complete and begins the EMA's centralized review procedure.

pumitamig	December 9
Announced, alongside BioNTech, first interim data from the Phase 2 trial evaluating pumitamig plus chemotherapy in patients with locally advanced/metastatic triple-negative breast cancer irrespective of PD-L1 expression levels, which showed encouraging anti-tumor responses and a manageable safety profile in first- and second-line treatment.

Breyanzi® (lisocabtagene maraleucel)	December 4	The FDA approved Breyanzi as the first and only CAR T treatment for adult patients with relapsed or refractory marginal zone lymphoma who have received at least two prior lines of systemic therapy.
Cobenfy® (xanomeline and trospium chloride)	December 3	Announced the continuation of the Phase 3 ADEPT-2 study evaluating Cobenfy for the treatment of psychosis associated with Alzheimer’s Disease in order to enroll additional patients.
Breyanzi	November 24
The European Commission granted approval to Breyanzi for the treatment of adult patients with relapsed or refractory mantle cell lymphoma after at least two lines of systemic therapy including a Bruton's tyrosine kinase inhibitor.

milvexian	November 14
Announced, in collaboration with Johnson & Johnson, the decision to stop the Phase 3 Librexia ACS trial evaluating the efficacy and safety of milvexian when added to the standard of care (conventional antiplatelet therapy) for patients after a recent acute coronary syndrome event. No new safety concerns were identified, and the Librexia STROKE and Librexia AF studies continue as planned.

FULL-YEAR RESULTS
All comparisons are made versus the same period in 2024 unless otherwise stated.

•Growth Portfolio revenues of $26.4 billion increased 17% on a reported basis and Ex-FX. Revenue growth was primarily driven by our immuno-oncology (IO) portfolio, Breyanzi, Reblozyl and Camzyos.
•Legacy Portfolio revenues of $21.8 billion decreased 15%, or 16% Ex-FX. Demand increased for Eliquis, which was more than offset by expected continued generic impact across the remainder of the Legacy Portfolio as well as the impacts from higher U.S. government channel rebates.
•Total revenues of $48.2 billion were relatively flat on a reported basis, or decreased 1% Ex-FX.
◦U.S. revenues were $33.3 billion.
◦International revenues were $14.9 billion.

FULL-YEAR PRODUCT REVENUE HIGHLIGHTS

($ amounts in millions)	Year Ended December 31, 2025			% Change from Year Ended December 31, 2024			% Change from Year Ended December 31, 2024 Ex-F/X**
	U.S.	Int'l	WW(c)	U.S.	Int'l	WW(c)	Int'l	WW(c)
Growth Portfolio
Opdivo	$5,904	$4,145	$10,049	10%	5%	8%	4%	8%
Opdivo Qvantig	205	33	238	N/A	N/A	N/A	N/A	N/A
Orencia	2,736	969	3,705	(1)%	6%	1%	5%	—%
Yervoy	1,825	1,075	2,900	14%	15%	15%	14%	14%
Reblozyl	1,888	438	2,327	31%	33%	31%	30%	31%
Breyanzi	994	364	1,358	68%	132%	82%	124%	80%
Opdualag	1,045	140	1,185	20%	139%	28%	133%	27%
Camzyos	863	204	1,068	59%	>200%	77%	>200%	76%
Zeposia	392	186	577	(3)%	14%	2%	10%	1%
Abecma	208	219	427	(14)%	34%	5%	29%	3%
Sotyktu	182	110	291	(5)%	99%	19%	95%	18%
Krazati	192	13	205	63%	60%	62%	56%	62%
Cobenfy	155	—	155	>200%	N/A	>200%	N/A	>200%
Other Growth Products(a)	782	1,142	1,924	10%	22%	17%	22%	17%
Total Growth Portfolio	17,371	9,038	26,409	17%	17%	17%	16%	17%
Legacy Portfolio
Eliquis	10,239	4,205	14,443	6%	14%	8%	9%	7%
Revlimid	2,535	416	2,951	(49)%	(46)%	(49)%	(46)%	(49)%
Pomalyst/Imnovid	2,341	391	2,733	(13)%	(54)%	(23)%	(54)%	(23)%
Sprycel	299	194	493	(70)%	(36)%	(62)%	(35)%	(62)%
Abraxane	116	251	368	(78)%	(25)%	(58)%	(23)%	(57)%
Other Legacy Products(b)	378	420	798	(9)%	(17)%	(14)%	(18)%	(14)%
Total Legacy Portfolio	15,908	5,877	21,785	(17)%	(9)%	(15)%	(11)%	(16)%
Total Revenues	$33,279	$14,915	$48,194	(2)%	5%	—%	3%	(1)%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.
(c)    Worldwide (WW) includes U.S. and International (Int'l).

FULL-YEAR COST & EXPENSES
All comparisons are made versus the same period in 2024 unless otherwise stated.
The table below presents selected line-item information.

	Twelve Months Ended December 31, 2025			Twelve Months Ended December 31, 2024
($ amounts in millions)	GAAP	Specified Items**	Non-GAAP	GAAP	Specified Items**	Non-GAAP
Cost of products sold	$13,936	(742)	$13,194	$13,968	(2,019)	$11,949
Gross margin(a)	71.1%		72.6%	71.1%		75.3%
Selling, general and administrative	7,267	(118)	7,149	8,414	(422)	7,992
Research and development	9,951	(459)	9,492	11,159	(1,377)	9,782
Acquired IPRD	3,721	—	3,721	13,373	—	13,373
Amortization of acquired intangible assets	3,317	(3,317)	—	8,872	(8,872)	—
Other (income)/expense, net	674	(1,488)	(814)	893	(1,145)	(252)
Effective tax rate	24.4%	(5.6)%	18.8%	(6.6)%	63.4%	56.8%
**See "Use of Non-GAAP Financial Information" and refer to the Specified Items schedule below for further detail.
(a) Represents revenue minus cost of products sold divided by revenue.

•Gross margin was 71.1% on a GAAP basis. On a non-GAAP basis, gross margin decreased from 75.3% to 72.6%, reflecting a change in product mix.
•Selling, general and administrative expenses of $7.3 billion decreased 14% on a GAAP basis and decreased 11% to $7.1 billion on a non-GAAP basis, primarily driven by our ongoing strategic productivity initiative.
•Research and development expenses of $10.0 billion decreased 11% on a GAAP basis primarily due to lower IPRD impairment charges and our ongoing strategic productivity initiative. Non-GAAP research and development expenses of $9.5 billion decreased 3%, primarily due to our ongoing strategic productivity initiative.
•Acquired IPRD charges of $3.7 billion decreased from $13.4 billion on a GAAP and non-GAAP basis, primarily due to the prior year Karuna acquisition. Licensing income increased from $122 million to $430 million on a GAAP and non-GAAP basis.
•Amortization of acquired intangible assets of $3.3 billion decreased 63% on a GAAP basis, primarily due to lower amortization expense related to Revlimid.
•Effective tax rate was 24.4% on a GAAP basis and 18.8% on a non-GAAP basis. The GAAP and non-GAAP effective tax rates in 2025 were impacted by the one-time, non-tax-deductible IPRD charge from the Orbital Therapeutics acquisition.
•Net income attributable to Bristol Myers Squibb of $7.1 billion, or $3.46 per share, compared to a net loss of $8.9 billion, or $(4.41) per share, on a GAAP basis. On a non-GAAP basis, net income attributable to Bristol Myers Squibb of $12.5 billion, or $6.15 per share, increased from $2.3 billion, or $1.15 per share. GAAP and non-GAAP EPS include the impacts of Acquired IPRD charges and licensing income.

Business Development
In January 2026, the company announced an agreement with Microsoft aimed at accelerating early detection of lung cancer. Through the collaboration, U.S. FDA-cleared radiology AI algorithms will be deployed via Microsoft's Precision Imaging Network.
These advanced AI algorithms can help surface hard to detect lung nodules, potentially identify patients at earlier stages of lung cancer, and help triage them for appropriate care. A core objective of the collaboration is to expand access to early detection in medically underserved communities, including rural hospitals and community clinics across the U.S.
Capital Allocation
In December, the company announced that the Board of Directors declared a quarterly dividend of $0.63 per share on the company's common stock, a 1.6% increase over last year's quarterly rate. Subject to normal quarterly review by the Board, the annual dividend rate for fiscal year 2026 is $2.52 per share. This is the 17th consecutive year the company has increased its dividend and the 94th consecutive year it has paid a dividend.
Financial Guidance
Bristol Myers Squibb is providing key 2026 non-GAAP line-item guidance as outlined below.
The company estimates total revenues will be approximately $46.0 billion to $47.5 billion. This reflects an anticipated revenue decline for the Legacy Portfolio of approximately 12-16%. This is expected to be partially offset by the continued strength of our Growth Portfolio.

2026 Non-GAAP[1] Line-Item Guidance
Total Revenues (Reported & Ex-FX)	~$46.0 - $47.5 billion
Gross Margin %	~69% - 70%
Operating Expenses[2]	~$16.3 billion
Other income/(expense)	~($700 million)
Effective tax rate	~18%
Diluted EPS	$6.05 - $6.35
1 See "Use of Non-GAAP Financial Information." Amounts were calculated based on mid-January 2026 foreign exchange rates.
2 Operating Expenses = SG&A and R&D.

The company expects total Worldwide Eliquis revenues to increase in 2026, when compared to 2025, consistent with the range shown in the table below.

2026 Eliquis Revenue Guidance
2026 WW Revenue Growth*	10% - 15%
* Compared to 2025 Worldwide Eliquis revenues.

The 2026 financial guidance provided excludes the impact of any potential future strategic acquisitions, divestitures, specified items that have not yet been identified and quantified, and the impact of future Acquired IPRD charges and licensing income. To the extent we have quantified the impact of significant R&D charges or other income resulting from upfront or contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights, we may update this information from time to time on our website, www.bms.com, in the "Investors" section. Non-GAAP guidance assumes exchange rates as of the date noted. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. See "Cautionary Statement Regarding Forward-Looking Statements" and "Use of Non-GAAP Financial Information."

Conference Call Information
Bristol Myers Squibb will host a conference call today, Thursday, February 5, 2026, at 8:00 a.m. ET, during which company executives will review financial results with the investment community.
Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com. Materials related to the call will be available at http://investor.bms.com prior to the start of the conference call.
A replay of the webcast will be available at http://investor.bms.com approximately three hours after the conference call concludes.

About Bristol Myers Squibb: Transforming Patients' Lives Through Science
At Bristol Myers Squibb, our mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. We are pursuing bold science to define what's possible for the future of medicine and the patients we serve. For more information, visit us at BMS.com and follow us on LinkedIn, X, YouTube, Facebook and Instagram.

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For more information, contact:
Media Relations: media@bms.com
Investor Relations: investor.relations@bms.com

Use of Non-GAAP Financial Information
In discussing financial results and guidance, the company refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management has evaluated the company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the company's baseline performance, supplement or enhance management's, analysts' and investors' overall understanding of the company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. In addition, non-GAAP gross margin, which is gross profit excluding certain specified items, as a percentage of revenues, non-GAAP operating margin, which is gross profit less selling, general and administrative expenses and research and development expenses excluding certain specified items as a percentage of revenues, non-GAAP operating expenses, which is selling, general and administrative and research and development expenses excluding certain specified items, non-GAAP selling, general and administrative expenses, which is selling, general and administrative expenses excluding certain specified items, and non-GAAP research and development expenses, which is research and development expenses excluding certain specified items, are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results.

This earnings release and the accompanying tables also provide certain revenues and expenses, as well as non-GAAP measures, excluding the impact of foreign exchange ("Ex-Fx"). We calculate foreign exchange impacts by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. Ex-Fx financial measures are not accounted for according to GAAP because they remove the effects of currency movements from GAAP results.

Non-GAAP financial measures, such as non-GAAP earnings and related EPS information, are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded from non-GAAP earnings and related EPS information because the company believes they neither relate to the ordinary course of the company’s business nor reflect the company’s underlying business performance. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including amortization of acquired intangible assets, including product rights that generate a significant portion of our ongoing revenue and will recur until the intangible assets are fully amortized, unwinding of inventory purchase price adjustments, acquisition and integration expenses, restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, divestiture gains or losses, stock compensation resulting from acquisition-related equity awards, pension, legal and other contractual settlement charges, equity investment and contingent value rights fair value adjustments (including fair value adjustments attributed to limited partnership and other investments), loss on debt redemptions, and amortization of fair value adjustments of debt acquired from Celgene in our 2019 exchange offer, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates, as well as certain other significant tax items.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related financial measures presented in the press release that are prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Reconciliations of the non-GAAP financial measures to the most comparable GAAP measures are provided in the accompanying financial tables and will also be available on the company’s website at www.bms.com. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and EPS amounts presented are calculated from the underlying amounts.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Website Information
We routinely post important information for investors on our website, www.bms.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels is not incorporated by reference into, and is not a part of, this document. All trademarks mentioned are the property of their owners.

Cautionary Statement Regarding Forward-Looking Statements
This earnings release and the related attachments (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the company’s 2026 financial guidance, its business development and capital allocation strategy, anticipated developments in the company’s pipeline, expectations with respect to the company’s future market position and the projected benefits of the company’s alliances and other business development activities. These statements may be identified by the fact that they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. No forward-looking statement can be guaranteed, and there is no assurance that the company will achieve its financial guidance and long-term targets, that the company’s future clinical studies will support the data described in this release, that the company’s product candidates will receive necessary clinical and manufacturing regulatory approvals, that the company’s pipeline products will prove to be commercially successful, that clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes, or that contractual milestones will be achieved.

Forward-looking statements are based on current expectations and projections about the company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond the company’s control and could cause the company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to: increasing pricing pressures from market access, pharmaceutical pricing controls and discounting; market actions taken by private and government payers to manage drug utilization and contain costs; government actions relating to the imposition of new tariffs, trade restrictions and export regulations; the company’s ability to retain patent and market exclusivity for certain products; regulatory changes that result in lower prices, lower reimbursement rates and smaller populations for whom payers will reimburse; changes under the 340B Drug Pricing Program; the company’s ability to obtain and maintain regulatory approval for its product candidates; the possibility of difficulties and delays in product introduction and commercialization; increasing industry competition; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products; the company’s ability to identify potential strategic acquisitions, licensing opportunities or other beneficial transactions; failure to complete, or delays in completing, collaborations, acquisitions, divestitures, alliances and other portfolio actions and the failure to achieve anticipated benefits from such transactions and actions; exposure to litigation and/or regulatory actions or investigations; the impact of any healthcare reform and legislation or regulatory action in the United States and international markets; increasing market penetration of lower-priced generic products; the failure of the company’s suppliers, vendors, outsourcing partners, alliance partners and other third parties to meet their contractual, regulatory and other obligations; the impact of counterfeit or unregistered versions of the company’s products and from stolen products; product label changes or other measures that could result in declining sales; safety or efficacy concerns regarding the company’s products or any product in the same class as the company’s products; the risk of cyber-attacks and unauthorized disclosure of trade secrets or other confidential data; the company’s ability to execute its financial, strategic and operational plans; the company’s ability to attract and retain key personnel; the impact of the company’s significant indebtedness; political and financial instability of international economies and sovereign risk; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; risks relating to the use of social media platforms; issuance of new or revised accounting standards; and risks relating to public health outbreaks, epidemics and pandemics.

Forward-looking statements in this earnings release should be evaluated together with the many risks and uncertainties that affect the company’s business and market, particularly those identified in the cautionary statement and risk factors discussion in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net product sales	$12,111	$11,811	$46,756	$46,778
Alliance and other revenues	391	531	1,438	1,522
Total Revenues	12,502	12,342	48,194	48,300

Cost of products sold(a)	4,097	4,812	13,936	13,968
Selling, general and administrative	2,181	2,136	7,267	8,414
Research and development	2,586	3,191	9,951	11,159
Acquired IPRD	1,393	30	3,721	13,373
Amortization of acquired intangible assets	826	1,693	3,317	8,872
Other (income)/expense, net	(51)	305	674	893
Total Expenses	11,032	12,167	38,866	56,679

Earnings/(Loss) Before Income Taxes	1,470	175	9,328	(8,379)
Income tax provision	384	99	2,272	554
Net Earnings/(Loss)	1,085	76	7,055	(8,933)
Noncontrolling Interest	(1)	4	2	15
Net Earnings/(Loss) Attributable to BMS	$1,087	$72	$7,054	$(8,948)

Weighted-Average Common Shares Outstanding:
Basic	2,036	2,029	2,034	2,027
Diluted	2,041	2,037	2,039	2,027

Earnings/(Loss) per Common Share:
Basic	$0.53	$0.04	$3.47	$(4.41)
Diluted	0.53	0.04	3.46	(4.41)

Other (income)/expense, net
Interest expense	$432	$496	$1,891	$1,947
Royalty income - divestitures	(285)	(284)	(1,129)	(1,104)
Royalty and licensing income	(396)	(204)	(1,093)	(736)
Investment income	(148)	(114)	(586)	(478)
Provision for restructuring	132	77	563	635
Litigation and other settlements	10	13	434	84
Loss on debt redemption	356	—	356	—
Contingent consideration	15	—	351	—
Equity investment (gains)/losses	(190)	205	(280)	(16)
Integration expenses	37	70	147	284
Acquisition expense	4	—	9	50
Other	(18)	46	11	227
Other (income)/expense, net	$(51)	$305	$674	$893
(a)     Excludes amortization of acquired intangible assets.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 AND 2024
(Unaudited, dollars in millions)

							Change vs. 2024
	2025			2024			GAAP			Excl. F/X**
	U.S.	Int'l	WW(c)	U.S.	Int'l	WW(c)	U.S.	Int'l	WW(c)	U.S.	Int'l	WW(c)
Growth Portfolio
Opdivo	$1,611	$1,082	$2,693	$1,423	$1,056	$2,479	13%	2%	9%	13%	(2)%	7%
Opdivo Qvantig	108	25	133	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Orencia	749	259	1,009	750	250	1,000	—%	3%	1%	—%	—%	—%
Yervoy	525	284	810	428	247	675	23%	15%	20%	23%	10%	18%
Reblozyl	552	114	666	445	102	547	24%	12%	22%	24%	6%	21%
Breyanzi	284	107	392	209	54	263	37%	94%	49%	37%	85%	47%
Opdualag	306	44	350	233	21	254	31%	109%	38%	31%	98%	37%
Camzyos	286	68	353	201	22	223	42%	>200%	59%	42%	>200%	57%
Zeposia	113	46	160	115	43	158	(2)%	9%	1%	(2)%	—%	(1)%
Abecma	52	49	100	59	46	105	(12)%	7%	(4)%	(12)%	1%	(6)%
Sotyktu	56	30	86	64	19	83	(13)%	71%	4%	(13)%	65%	3%
Krazati	52	3	55	36	3	39	45%	1%	41%	45%	(4)%	41%
Cobenfy	50	—	51	10	—	10	>200%	N/A	>200%	>200%	N/A	>200%
Other Growth Products(a)	212	325	537	199	328	527	6%	(1)%	2%	6%	(3)%	1%
Total Growth Portfolio	4,958	2,436	7,393	4,172	2,191	6,363	19%	11%	16%	19%	7%	15%
Legacy Portfolio
Eliquis	2,308	1,144	3,453	2,221	974	3,195	4%	18%	8%	4%	9%	6%
Revlimid	508	94	602	1,169	170	1,339	(57)%	(45)%	(55)%	(57)%	(45)%	(55)%
Pomalyst/Imnovid	624	67	692	685	138	823	(9)%	(51)%	(16)%	(9)%	(51)%	(16)%
Sprycel	36	44	79	135	63	198	(74)%	(30)%	(60)%	(74)%	(31)%	(60)%
Abraxane	20	64	84	91	83	174	(78)%	(24)%	(52)%	(78)%	(23)%	(52)%
Other Legacy Products(b)	104	96	199	123	127	250	(13)%	(27)%	(20)%	(13)%	(28)%	(21)%
Total Legacy Portfolio	3,600	1,509	5,109	4,424	1,555	5,979	(19)%	(3)%	(15)%	(19)%	(8)%	(16)%
Total Revenues	$8,558	$3,944	$12,502	$8,596	$3,746	$12,342	—%	5%	1%	—%	—%	—%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.
(c)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2025 AND 2024
(Unaudited, dollars in millions)

							Change vs. 2024
	2025			2024			GAAP			Excl. F/X**
	U.S.	Int'l	WW(c)	U.S.	Int'l	WW(c)	U.S.	Int'l	WW(c)	U.S.	Int'l	WW(c)
Growth Portfolio
Opdivo	$5,904	$4,145	$10,049	$5,350	$3,954	$9,304	10%	5%	8%	10%	4%	8%
Opdivo Qvantig	205	33	238	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Orencia	2,736	969	3,705	2,770	912	3,682	(1)%	6%	1%	(1)%	5%	—%
Yervoy	1,825	1,075	2,900	1,599	931	2,530	14%	15%	15%	14%	14%	14%
Reblozyl	1,888	438	2,327	1,444	329	1,773	31%	33%	31%	31%	30%	31%
Breyanzi	994	364	1,358	591	156	747	68%	132%	82%	68%	124%	80%
Opdualag	1,045	140	1,185	870	58	928	20%	139%	28%	20%	133%	27%
Camzyos	863	204	1,068	543	59	602	59%	>200%	77%	59%	>200%	76%
Zeposia	392	186	577	403	163	566	(3)%	14%	2%	(3)%	10%	1%
Abecma	208	219	427	242	164	406	(14)%	34%	5%	(14)%	29%	3%
Sotyktu	182	110	291	190	56	246	(5)%	99%	19%	(5)%	95%	18%
Krazati	192	13	205	118	8	126	63%	60%	62%	63%	56%	62%
Cobenfy	155	—	155	10	—	10	>200%	N/A	>200%	>200%	N/A	>200%
Other Growth Products(a)	782	1,142	1,924	710	933	1,643	10%	22%	17%	10%	22%	17%
Total Growth Portfolio	17,371	9,038	26,409	14,840	7,723	22,563	17%	17%	17%	17%	16%	17%
Legacy Portfolio
Eliquis	10,239	4,205	14,443	9,631	3,702	13,333	6%	14%	8%	6%	9%	7%
Revlimid	2,535	416	2,951	4,999	774	5,773	(49)%	(46)%	(49)%	(49)%	(46)%	(49)%
Pomalyst/Imnovid	2,341	391	2,733	2,695	850	3,545	(13)%	(54)%	(23)%	(13)%	(54)%	(23)%
Sprycel	299	194	493	983	303	1,286	(70)%	(36)%	(62)%	(70)%	(35)%	(62)%
Abraxane	116	251	368	541	334	875	(78)%	(25)%	(58)%	(78)%	(23)%	(57)%
Other Legacy Products(b)	378	420	798	416	509	925	(9)%	(17)%	(14)%	(9)%	(18)%	(14)%
Total Legacy Portfolio	15,908	5,877	21,785	19,265	6,472	25,737	(17)%	(9)%	(15)%	(17)%	(11)%	(16)%
Total Revenues	$33,279	$14,915	$48,194	$34,105	$14,195	$48,300	(2)%	5%	—%	(2)%	3%	(1)%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.
(c)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
INTERNATIONAL REVENUES
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended December 31, 2025			Twelve Months Ended December 31, 2025
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	2%	5%	(2)%	5%	1%	4%
Opdivo Qvantig	N/A	N/A	N/A	N/A	N/A	N/A
Orencia	3%	4%	—%	6%	1%	5%
Yervoy	15%	6%	10%	15%	2%	14%
Reblozyl	12%	6%	6%	33%	3%	30%
Breyanzi	94%	9%	85%	132%	8%	124%
Opdualag	109%	11%	98%	139%	6%	133%
Camzyos	>200%	NM	>200%	>200%	NM	>200%
Zeposia	9%	9%	—%	14%	4%	10%
Abecma	7%	6%	1%	34%	4%	29%
Sotyktu	71%	6%	65%	99%	3%	95%
Krazati	1%	6%	(4)%	60%	4%	56%
Cobenfy	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	(1)%	2%	(3)%	22%	1%	22%
Total Growth Portfolio	11%	5%	7%	17%	1%	16%
Legacy Portfolio
Eliquis	18%	8%	9%	14%	4%	9%
Revlimid	(45)%	—%	(45)%	(46)%	—%	(46)%
Pomalyst/Imnovid	(51)%	—%	(51)%	(54)%	—%	(54)%
Sprycel	(30)%	—%	(31)%	(36)%	(1)%	(35)%
Abraxane	(24)%	(1)%	(23)%	(25)%	(2)%	(23)%
Other Legacy Products(b)	(27)%	1%	(28)%	(17)%	—%	(18)%
Total Legacy Portfolio	(3)%	5%	(8)%	(9)%	2%	(11)%
Total Revenues	5%	5%	—%	5%	2%	3%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues, including royalties received from Merck on Winrevair.
(b)    Includes other mature brands.

BRISTOL-MYERS SQUIBB COMPANY
WORLDWIDE REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended December 31, 2025			Twelve Months Ended December 31, 2025
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	9%	2%	7%	8%	—%	8%
Opdivo Qvantig	N/A	N/A	N/A	N/A	N/A	N/A
Orencia	1%	1%	—%	1%	—%	—%
Yervoy	20%	2%	18%	15%	1%	14%
Reblozyl	22%	1%	21%	31%	1%	31%
Breyanzi	49%	2%	47%	82%	2%	80%
Opdualag	38%	1%	37%	28%	—%	27%
Camzyos	59%	2%	57%	77%	1%	76%
Zeposia	1%	2%	(1)%	2%	1%	1%
Abecma	(4)%	3%	(6)%	5%	2%	3%
Sotyktu	4%	1%	3%	19%	1%	18%
Krazati	41%	—%	41%	62%	—%	62%
Cobenfy	>200%	NM	>200%	>200%	NM	>200%
Other Growth Products(b)	2%	1%	1%	17%	—%	17%
Total Growth Portfolio	16%	2%	15%	17%	—%	17%
Legacy Portfolio
Eliquis	8%	2%	6%	8%	1%	7%
Revlimid	(55)%	—%	(55)%	(49)%	—%	(49)%
Pomalyst/Imnovid	(16)%	—%	(16)%	(23)%	—%	(23)%
Sprycel	(60)%	—%	(60)%	(62)%	—%	(62)%
Abraxane	(52)%	—%	(52)%	(58)%	(1)%	(57)%
Other Legacy Products(c)	(20)%	1%	(21)%	(14)%	—%	(14)%
Total Legacy Portfolio	(15)%	1%	(16)%	(15)%	1%	(16)%
Total Revenues	1%	1%	—%	—%	1%	(1)%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Worldwide (WW) includes U.S. and International (Int'l).
(b)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues, including royalties received from Merck on Winrevair.
(c)    Includes other mature brands.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF GAAP AND NON-GAAP GROWTH DOLLARS AND PERCENTAGES EXCLUDING FOREIGN EXCHANGE IMPACT *
(Unaudited, dollars in millions)

THREE MONTHS	2025	2024	Change $	Change %	Favorable / (Unfavorable) F/X $ **	2025 Excl. F/X **	Favorable / (Unfavorable) F/X % **	% Change Excl. F/X **
Revenues	$12,502	$12,342	$160	1%	$185	$12,317	1%	—%
Gross profit	8,405	7,530	875	12%	N/A	N/A	N/A	N/A
Gross profit excluding specified items(a)	8,994	9,130	(135)	(1)%	N/A	N/A	N/A	N/A

Gross margin(b)	67.2%	61.0%
Gross margin excluding specified items(a)	71.9%	74.0%

Selling, general and administrative	2,181	2,136	45	2%	(17)	2,164	(1)%	1%
Selling, general and administrative excluding specified items(a)	2,087	2,105	(17)	(1)%	(17)	2,071	(1)%	(2)%

Research and development	2,586	3,191	(605)	(19)%	(8)	2,579	—%	(19)%
Research and development excluding specified items(a)	2,561	2,788	(227)	(8)%	(8)	2,554	—%	(8)%

Operating margin(c)	29.1%	17.8%
Operating margin excluding specified items(a)	34.8%	34.3%

TWELVE MONTHS	2025	2024	Change $	Change %	Favorable / (Unfavorable) F/X $ **	2025 Excl. F/X **	Favorable / (Unfavorable) F/X % **	% Change Excl. F/X **
Revenues	$48,194	$48,300	$(106)	—%	$254	$47,941	1%	(1)%
Gross profit	34,258	34,332	(74)	—%	N/A	N/A	N/A	N/A
Gross profit excluding specified items(a)	35,000	36,351	(1,351)	(4)%	N/A	N/A	N/A	N/A

Gross margin(b)	71.1%	71.1%
Gross margin excluding specified items(a)	72.6%	75.3%

Selling, general and administrative	7,267	8,414	(1,147)	(14)%	(17)	7,250	—%	(14)%
Selling, general and administrative excluding specified items(a)	7,149	7,992	(843)	(11)%	(17)	7,132	—%	(11)%

Research and development	9,951	11,159	(1,208)	(11)%	(17)	9,934	—%	(11)%
Research and development excluding specified items(a)	9,492	9,782	(290)	(3)%	(17)	9,475	—%	(3)%

Operating margin(c)	35.4%	30.6%
Operating margin excluding specified items(a)	38.1%	38.5%

*    Foreign exchange impacts were derived by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results.
** See "Use of Non-GAAP Financial Information".
(a)    Refer to the Specified Items schedule below for further details.
(b)    Represents Gross profit as a percentage of Revenues.
(c)    Operating margin represents Gross profit less Selling, general and administrative expenses and Research and development expenses, as a percentage of Revenues.

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
(Unaudited, dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Inventory purchase price accounting adjustments	$13	$13	$51	$47
Intangible asset impairment	564	1,559	564	1,839
Site exit and other costs	12	28	127	133
Cost of products sold	589	1,600	742	2,019

Acquisition related charges(a)	57	—	75	372
Site exit and other costs	37	31	43	50
Selling, general and administrative	93	31	118	422

IPRD impairments	—	390	385	980
Acquisition related charges(a)	18	—	18	348
Site exit and other costs	7	13	56	49
Research and development	25	403	459	1,377

Amortization of acquired intangible assets	826	1,693	3,317	8,872

Interest expense	(33)	(12)	(68)	(49)
Provision for restructuring	132	77	563	635
Litigation and other settlements	7	—	432	61
Loss on debt redemption	356	—	356	—
Contingent consideration	15	—	351	—
Equity investment (gains)/losses	(191)	204	(283)	(18)
Integration expenses	37	70	147	284
Acquisition expenses	4	—	9	50
Other	(28)	19	(18)	182
Other (income)/expense, net	299	358	1,488	1,145

Increase to earnings/(loss) before income taxes	1,833	4,085	6,124	13,835

Income taxes on items above	(285)	(749)	(732)	(2,045)
Specified tax charge/(benefit)(b)	(60)	—	99	(502)
Income taxes	(345)	(749)	(633)	(2,547)

Increase to net earnings/(loss) attributable to BMS	$1,487	$3,336	$5,491	$11,288
(a)    Includes cash settlement of unvested stock awards, and other related costs incurred in connection with recent acquisitions.
(b)    Includes changes to tax reserves during 2025 related to certain matters under IRS audit and the release of tax reserves related to the resolution of the Celgene 2017-2019 IRS audit in 2024.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended December 31, 2025			Twelve Months Ended December 31, 2025
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Gross profit	$8,405	$589	$8,994	$34,258	$742	$35,000
Selling, general and administrative	2,181	(93)	2,087	7,267	(118)	7,149
Research and development	2,586	(25)	2,561	9,951	(459)	9,492
Amortization of acquired intangible assets	826	(826)	—	3,317	(3,317)	—
Other (income)/expense, net	(51)	(299)	(350)	674	(1,488)	(814)
Earnings/(Loss) before income taxes	1,470	1,833	3,303	9,328	6,124	15,452
Income tax provision	384	345	730	2,272	633	2,905
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$1,087	$1,487	$2,574	$7,054	$5,491	$12,545

Weighted-average common shares outstanding—diluted	2,041	2,041	2,041	2,039	2,039	2,039
Diluted earnings/(loss) per share	$0.53	$0.73	$1.26	$3.46	$2.69	$6.15

Effective tax rate	26.2%	(4.1)%	22.1%	24.4%	(5.6)%	18.8%

	Three Months Ended December 31, 2024			Twelve Months Ended December 31, 2024
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Gross profit	$7,530	$1,600	$9,130	$34,332	$2,019	$36,351
Selling, general and administrative	2,136	(31)	2,105	8,414	(422)	7,992
Research and development	3,191	(403)	2,788	11,159	(1,377)	9,782
Amortization of acquired intangible assets	1,693	(1,693)	—	8,872	(8,872)	—
Other (income)/expense, net	305	(358)	(53)	893	(1,145)	(252)
Earnings/(Loss) before income taxes	175	4,085	4,260	(8,379)	13,835	5,456
Income tax provision	99	749	848	554	2,547	3,101
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$72	$3,336	$3,408	$(8,948)	$11,288	$2,340

Weighted-average common shares outstanding—diluted	2,037	2,037	2,037	2,027	2,032	2,032
Diluted earnings/(loss) per share	$0.04	$1.63	$1.67	$(4.41)	$5.56	$1.15

Effective tax rate	56.6%	(36.7)%	19.9%	(6.6)%	63.4%	56.8%
(a) Refer to the Specified Items schedule above for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.

BRISTOL-MYERS SQUIBB COMPANY
NET DEBT CALCULATION
AS OF DECEMBER 31, 2025 AND DECEMBER 31, 2024
(Unaudited, dollars in millions)

	December 31, 2025	December 31, 2024

Cash and cash equivalents	$10,209	$10,346
Marketable debt securities - current	464	513
Marketable debt securities - non-current	396	320
Cash, cash equivalents and marketable debt securities	$11,069	$11,179
Short-term debt obligations	(2,261)	(2,046)
Long-term debt	(42,850)	(47,603)
Net debt position	$(34,043)	$(38,470)